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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): July 22, 1994



                       JONES UNITED KINGDOM FUND, LTD.
            (Exact name of registrant as specified in its charter)



         Colorado                   0-19889                   84-1145140
 (State of Organization)      (Commission File No.)         (IRS Employer
                                                         Identification No.)



1B Portland Place, London WIN 3AA England                 011-44-71-291-3131
(Address of principal executive office and Zip Code          (Registrant's
                                                             telephone no.
                                                          including area code)
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Item 5.  Other Events.

                Jones United Kingdom Fund, Ltd., a Colorado limited partnership (the "Partnership"), was formed in December 1991 for the purpose of acquiring, constructing, developing, owning and operating cable television/telephony systems in the United Kingdom. Jones Cable Group of South Hertfordshire Limited ("South Herts") is a United Kingdom company that is developing and operating a cable television/telephony system in the South Hertfordshire area of the United Kingdom. The Partnership owns approximately 67% of South Herts. Prior to July 22, 1994, the remaining shares in South Herts were held 12% by Jones Intercable of South Hertfordshire, Inc. ("Jones of South Herts"), an affiliate of the Partnership, and 21% by Sandler Mezzanine Partners L.P., Sandler Mezzanine T-E Partners L.P., and Sandler Mezzanine Foreign Partners L.P. (collectively, "Sandler"). From the Partnership's inception until July 22, 1994, Jones Global Funds, Inc. ("Global Funds") was the sole general partner of the Partnership. Global Funds is a subsidiary of Jones Global Group, Inc. ("Global Group"), a corporation owned 38% by Jones Intercable, Inc. ("Intercable") and 62% by Jones International, Ltd. Jones of South Herts is a wholly owned subsidiary of Intercable.

                On June 10, 1994, Intercable, Global Group and certain of their subsidiaries (collectively, "Jones") and Sandler entered into agreements to contribute all of their interests in their United Kingdom cable/telephony operations and franchises, including Jones of South Herts' 12% interest in South Herts, Global Funds' general partner interest in the Partnership and Sandler's 21% interest in South Herts to Bell Cablemedia plc, a public limited company incorporated under the laws of England and Wales ("Bell Cablemedia") in exchange for Ordinary Shares of Bell Cablemedia (in the form of American Depositary Shares ("ADSs")). Bell Cablemedia was then indirectly owned 80% by Bell Canada International Inc. ("BCI") and 20% by Cable & Wireless plc ("C&W").

                On July 22, 1994, Jones and Sandler completed the exchange of their interests in United Kingdom cable/telephony operations and franchises to Bell Cablemedia. At closing, Bell Cablemedia acquired Jones of South Herts' 12% interest in South Herts, Sandler's 21% interest in South Herts, and Global Funds' general partner interest in the Partnership. As a result of this transaction, South Herts is now owned 67% by the Partnership and 33% by Bell Cablemedia, and the general partner of the Partnership is now Fawnspring Limited, a wholly owned subsidiary of Bell Cablemedia.





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                After giving effect to Bell Cablemedia's acquisition of the
United Kingdom holdings of Jones, Sandler and other unaffiliated parties and Bell Cablemedia's simultaneous initial public offering on July 22, 1994, the principal shareholders of Bell Cablemedia, namely BCI, C&W and Jones, either directly or indirectly through affiliates, own approximately 42%, 13% and 14%, respectively, of the issued and outstanding shares of Bell Cablemedia. Two directors of Global Funds, Messrs. Glenn R. Jones and Patrick J. Lombardi, have become members of the Board of Directors of Bell Cablemedia. As a result of the foregoing transactions, Bell Cablemedia became the third largest holder of cable/telephony licenses in the United Kingdom measured in terms of the number of equity homes in its franchise areas with over two million equity homes in the United Kingdom. On a pro forma basis, at December 31, 1993, Bell Cablemedia had total assets of $594,618,000 and shareholders' equity of $536,470,000.





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                                   SIGNATURES


                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        JONES UNITED KINGDOM FUND, LTD.
                                        a Colorado limited partnership

                                        By:  Fawnspring Limited,
                                             its General Partner


Dated:  August 5, 1994                  By:  /s/ WILLIAM D. ANDERSON
                                             William D. Anderson
                                             Director






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